UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☑ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

Goodrich Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Proxy Statement Clarification
     In connection with the Proxy Statement furnished by Goodrich Corporation (the “Company”) for its Annual Shareholder Meeting to be held on April 21, 2009 and in response to an inquiry, the Company wishes to clarify certain statements regarding the 2008 annual incentive bonuses paid to our named executive officers. The 2008 annual incentive bonuses for the named executive officers were based substantially on the Company’s strong 2008 financial performance. For clarification, the Company achieved the following performance with respect to the financial performance metrics for 2008 (following adjustments): 2008 Earnings before Interest and Taxes of $1,060.3 million and Free Cash Flow of $541 million. This financial performance was between the target and maximum levels and resulted in the payout of the 2008 annual incentive bonuses as set forth on page 27 of the Proxy Statement.
     A copy of this notice is available on the following website: [http://www.goodrich.com/proxy].
Sally L. Geib
Secretary
Dated: March 25, 2009